Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Health Express USA, Inc. on Form SB-2 of our Independent Auditors' Report dated March 12, 2004 on the December 28, 2003 and December 29, 2002 consolidated financial statements of Health Express USA, Inc. and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Ahearn, Jasco + Company, P.A.
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AHEARN, JASCO + COMPANY, P.A.
Certified Public Accountants

Pompano Beach, Florida
July 14, 2004